Mantyla McReynolds, LLC
               5872 South 900 East, Suite 250
                  Salt Lake City, Utah 84121




October 7, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2 Registration Statement, for the registration of 1,350,000 shares of common stock of Amnor
Books, Inc. (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the period ended
August 31, 2004, dated September 23, 2004, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,


/s/Mantyla McReynolds
Mantyla McReynolds